Exhibit 3.01

RESTATED CERTIFICATE OF INCORPORATION

OF

SWANK, INC.

It is hereby certified that:

1.         (a)       The present name of the corporation (hereinafter called the “Corporation”) is Swank, Inc.

            (b)       The name under which the Corporation was originally incorporated is Swank Products, Inc., and the date of filing of the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is April 17, 1936.

2.         The provisions of the certificate of incorporation of the Corporation as heretofore amended and/or supplemented, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Swank, Inc., without further amendment and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

3.         The Board of Directors of the Corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:

“RESTATED CERTIFICATE OF INCORPORATION

OF

SWANK, INC.”

FIRST: The name of the Corporation (hereinafter called the “Corporation”) is SWANK, INC.

SECOND: The address, including street, number, city and county of the registered office of the Corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

To manufacture, buy, sell, import, export, trade and deal in jewelry and wearing apparel of every kind and description.

To manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of,

to invest, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

To acquire, and pay for in cash, stock or bonds of this Corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this Corporation.

To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state, country, nation or government, and while the owner thereof to exercise all the rights, powers and privileges of ownership, including the right to vote thereon.

To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

To borrow or raise moneys for any of the purposes of the Corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes.

To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories, or Colonies of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory, Colony or Country.

In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the act hereinafter referred to, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no way limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is seven million (7,000,000) shares of which six million (6,000,000) shares shall be designated Common Stock of the par value of One Dollar ($1.00) per share, and one million (1,000,000) shares shall be designated Preferred Stock of the par value of One Dollar ($1.00) per share.

The designations, preferences and relative, participating, optional and other special rights of the Preferred Stock and the Common Stock and the qualifications, limitations and restrictions thereof, are as follows:

I.    Common Stock

1.         Subject to provisions of law and the preferences of the Preferred Stock and of any other stock ranking prior to the Common Stock as to dividends, the holders of the Common Stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the Board of Directors.

2.         Except as otherwise provided by law and in the Certificate of Incorporation or except as determined pursuant to authority of the Board of Directors as herein provided (i) all voting rights shall be vested exclusively in the holders of the outstanding shares of Common Stock and each such holder shall be entitled to one vote per share for all purposes for each share of Common Stock held of record by him and (ii) the holders of Preferred Stock shall not be entitled to vote for any purpose nor shall they be entitled to notice of meetings of stockholders.

3.         In the event of any liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any stock ranking prior to the Common Stock in the distribution of assets shall be entitled upon liquidation, the holders of the Common Stock and the holders of any other stock ranking on a parity with the Common Stock in the distribution of assets upon liquidation shall be entitled to share in the remaining assets of the Corporation according to their respective interests.

II.  Preferred Stock

The Preferred Stock may be issued from time to time in one or more series. All shares of any one series of Preferred Stock shall be identical except as to the dates of issue and the dates from which dividends on shares of the same series issued on different dates shall cumulate (if cumulative). Subject to the Certificate of Incorporation, authority is expressly granted to the Board of Directors to authorize the issue of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of such series, to the full extent now or hereafter permitted by law, including but not limited to the following:

(a)       the distinctive designations of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

(b)       the dividend rights of such series, the extent, if any, to which such dividends shall be cumulative, the conditions upon which and/or the dates when such dividends shall be payable and the date from which dividends on cumulative series shall accrue and be cumulative; provided that accumulated dividends shall not bear interest;

(c)       whether such series shall be redeemable and, if so, the terms and conditions of such redemption, including the time or times when and the price or prices at which shares of such series shall be redeemed;

(d)       the rights of such series in the event of liquidation, dissolution or winding up of the Corporation (consolidation or merger of the Corporation with or into one or more other corporations or a sale, lease or exchange of all or substantially all of the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up, within the meaning of this Article FOURTH);

(e)       the terms and conditions, if any, upon which the shares of such series shall be convertible into or exchangeable for shares of any other series, class or classes, or any other securities, to the full extent now or hereafter permitted by law; and

(f)        whether such series shall have any voting rights in addition to those prescribed by law and, if so, the terms and conditions of exercise of such voting rights.

No holder of any shares of Preferred Stock of any series shall have any preemptive right whatsoever to purchase or subscribe for any additional shares of Preferred Stock of any series or any shares of any other class of stock or bonds, certificates of indebtedness, debentures, warrants, options or other securities convertible into or carrying any right to purchase or subscribe for any shares of stock of any class.

FIFTH: The amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000.00).

SIXTH: The names and places of residence of the incorporators are as follows:

NAMES	RESIDENCES
L.J. Herman	Wilmington, Delaware
Walter Lenz	Wilmington, Delaware
W. T. Hobson	Wilmington, Delaware

SEVENTH: The Corporation is to have perpetual existence.

EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

NINTH: The Board of Directors is expressly authorized and empowered to make, alter, amend and repeal the by-laws subject to the power of the stockholders to alter or repeal the by-laws made by the Board of Directors.

TENTH: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized;

To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created.

By resolution or resolutions, passed by a majority of the whole board to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon it by statute.

ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 3883 of the Revised Code of 1915 of said State, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 43 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TWELFTH: Both stockholders and directors shall have power, if the by-laws so provide, to hold their meetings, and to have one or more offices within or without the State of Delaware, and to keep the books of this Corporation (subject to the provisions of the statutes), outside of the State of Delaware at such places as may be from time to time designated by the Board of Directors.

THIRTEENTH: No contract or other transaction between the Corporation and any other corporation and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; any director individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction with like force and effect as if he were not such director or officer of such other corporation or not so interested.

FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

FIFTEENTH: No stockholder shall have any preemptive right to subscribe to, purchase, or otherwise acquire any shares of stock, rights, options, bonds, securities, or obligations of the Corporation of any class or series, and any such preemptive right in existence prior to the effective date of the amendment whereby this Article FIFTEENTH has been added to the Certificate of Incorporation of the Corporation is hereby expressly terminated.

SIXTEENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except that this Article SIXTEENTH, does not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article SIXTEENTH, or adoption of any provision of this Certificate of Incorporation inconsistent with this Article SIXTEENTH, shall prejudice the exculpatory effect of this Article SIXTEENTH with respect to any act or omission occurring prior to the effective date of such amendment, repeal or inconsistent provision.

Signed and attested to on May 1, 1987.

/s/ Marshall Tulin
Marshall Tulin, President

Attest:

/s/ Andrew C. Corsini

Andrew C. Corsini, Secretary

CERTIFICATE OF DESIGNATION,

PREFERENCES AND RIGHTS OF SERIES C

PARTICIPATING PREFERRED STOCK

of

SWANK, INC.

Pursuant to Section 151 of the Corporation Law

of the State of Delaware

We, John Tulin, Executive Vice President, and Andrew C. Corsini, Secretary of SWANK, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on September 28, 1987, adopted the following resolution creating a series of Series C Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and hereby is created, and that the designation and amount thereof and the voting rights, preferences, privileges, qualifications, limitations, conversion rights, restrictions and relative, participating, optional and other special rights of the shares of such series are as follows:

SECTION 1. Designations and Amount. The shares of such series shall be designated as “Series C Participating Preferred Stock” (the “Series C Participating Stock”). The number of shares constituting such series shall be as follows:

Series	Number of Shares
Series C Participating Preferred Stock	160,000

SECTION 2. Dividends and Distributions.

(A)      Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series C Participating Stock with respect to dividends, the holders of shares of Series C Participating Stock, in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of February, May, August and November in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of such Series C Participating Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend or distribution payable in shares of Common Stock, par value $1.00 per share (the “Common Stock”), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of such Series C Participating Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, otherwise than pursuant to the Recapitalization (as hereinafter defined), then in each such case the amount to which holders of shares of Series C Participating Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)      The Corporation shall declare a dividend or distribution on the Series C Participating Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series C Participating Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)      Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Participating Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Participating Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Participating Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Participating Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Participating Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

SECTION 3. Voting Rights. The holders of shares of Series C Participating Stock shall have the following voting rights:

(A)      Subject to the provision for adjustment hereinafter set forth, each share of Series C Participating Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time, when any shares of Series C Participating Stock are outstanding, declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series C Participating Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)      Except as otherwise provided herein or by law, the holders of shares of Series C Participating Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)      Except as set forth herein, holders of Series C Participating Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

SECTION 4. Certain Restrictions.

(A)      Whenever quarterly dividends or other dividends or distributions payable on the Series C Participating Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Participating Stock outstanding shall have been paid in full, the Corporation shall not:

(i)        declare or pay dividends on, make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Participating Stock:

(ii)       declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Participating Stock, except dividends paid ratably on the Series C Participating Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled:

(iii)      redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Participating Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Participating Stock: or

(iv)      purchase or otherwise acquire for consideration any shares of Series C Participating Stock, or any shares of stock ranking on a parity with the Series C Participating Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)      The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

SECTION 5.   Reacquired Shares. Any Shares of Series C Participating Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall, upon their cancellation, become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

SECTION 6.   Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Participating Stock unless, prior thereto, the holders of shares of Series C Participating Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (a) $100 per share, or (b) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Participating Stock, except distributions made ratably on the Series C Participating Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time, when any shares of Series C Participating Stock are outstanding, declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock or the Recapitalization) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series C Participating Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

SECTION 7. Consolidation or Merger. In case the Corporation shall enter into any consolidation or merger in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or other property, then in any such case the shares of Series C Participating Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time, when any shares of Series C Participating Stock are outstanding, declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Participating Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

SECTION 8. Redemption. The outstanding shares of Series C Participating Stock may be redeemed at the option only of the Corporation in whole, but not in part, at any time, without notice, at a redemption price (the “Redemption Price”) of $5,050 per share. Upon consummation of the recapitalization of the Corporation approved by its Board of Directors on September 28, 1987 as the same may be amended or modified (the “Recapitalization”), the Redemption Price for each outstanding share of Series C Participating Stock shall be adjusted, and shall be determined by multiplying $5,050 by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately before giving effect to the transactions contemplated in the Recapitalization, and the denominator of which shall be the number of shares of Common Stock which shall be issued and outstanding immediately following the transaction contemplated in the Recapitalization. At the time of redemption specified in the resolution of the Board of Directors authorizing such redemption, the rights of the holders of Series C Participating Stock redeemed shall cease, except for the right to receive the Redemption Price, without interest. Notwithstanding any provision contained herein to the contrary, no accrued dividends will be paid on the shares of Series C Participating Stock upon redemption.

IN WITNESS WHEREOF, this Certificate of Designation has been executed on behalf of the Corporation by its Executive Vice President and attested by its Secretary this 23rd day of October, 1987.

/s/ John Tulin

John Tulin,

Executive Vice President

ATTEST:

/s/ Andrew C. Corsini

Andrew C. Corsini, Secretary

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF

SERIES A PARTICIPATING PREFERRED STOCK

AND SERIES B PARTICIPATING PREFERRED STOCK

of

SWANK, INC.

Pursuant to Section 151 of the Corporation Law

of the State of Delaware

We, Marshall Tulin, President, and Andrew C. Corsini, Secretary, of SWANK, INC., a corporation organized and existing under the General Corporation Law f the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on September 28, 1987, adopted the following resolution creating a series of Series A Participating Preferred Stock and a series of Series B Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, two series of Preferred Stock of the Corporation be and hereby are created, and that the designation and amount thereof and the voting rights, preferences, privileges, qualifications, limitations, conversion rights, restrictions and relative, participating, optional and other special rights of the shares of such series are as follows:

SECTION 1.      Designation and Amount. The shares of such series shall be designated as “Series A Participating Preferred Stock” (the “Series A Participating Stock”) and “Series B Participating Preferred Stock (the “Series B Preferred Stock) (collectively, the “Participating Stock”). The number of shares constituting such series shall be as follows:

Series	Number of Shares
Series A Participating Preferred Stock	12,000
Series B Participating Preferred Stock	24,000

The powers, preferences and rights of each series of Participating Stock shall be identical except as set forth herein.

SECTION 2.	Dividends and Distributions.

(A)      Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Participating Stock with respect to dividends, the holders of shares of each series of Participating Stock, in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of February, May, August and November in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of such series of Participating Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, par value $1.00 per share, or Common Stock, par value $.10 per share of the Corporation (collectively, the “Common Stock”) or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of such series of Participating Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Participating Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)      The Corporation shall declare a dividend or distribution on the Participating Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Participating Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)      Dividends shall begin to accrue and be cumulative on outstanding shares of Participating Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Participating Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Participating Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Participating Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Participating Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

SECTION 3.      Voting Rights. The holders of shares of Participating Stock shall have the following voting rights:

(A)      Subject to the provision for adjustment hereinafter set forth, each share of Participating Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Participating Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)      Except as otherwise provided herein or by law, the holders of shares of Participating Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)      Except as set forth herein, holders of Participating Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

SECTION 4.	Certain Restrictions.

(A)      Whenever quarterly dividends or other dividends or distributions payable on the Participating Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Participating Stock outstanding shall have been paid in full, the Corporation shall not:

(i)        declare or pay dividends on, make any other distributions on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Participating Stock:

(ii)       declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Participating Stock, except dividends paid ratably on the Participating Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled:

(iii)      redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Participating Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Participating Stock; or

(iv)       purchase or otherwise acquire for consideration any shares of Participating Stock, or any shares of stock ranking on a parity with the Participating Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)      The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

SECTION 5.      Reacquired Shares. Any Shares of Participating Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall, upon their cancellation, become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

SECTION 6.      Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Participating Stock unless, prior thereto, the holders of shares of Participating Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Participating Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Participating Stock, except distributions made ratably on the Participating Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Participating Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

SECTION 7.      Consolidation or Merger. In case the Corporation shall enter into any consolidation or merger in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or other property, then in any such case the shares of Participating Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Participating Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

SECTION 8.      Redemption. The outstanding shares of each of the series of Participating Stock may be redeemed at the option only of the Corporation in whole, but not in part, at any time, without notice, at a redemption price (the “Redemption Price”) of $1,700 per share. At the time of redemption specified in the resolution of the Board of Directors authorizing such redemption, the rights of the holders of the series of participating Stock redeemed shall cease, except for the right of the holders of the series of Participating Stock redeemed shall cease, except for the right to receive the Redemption Price, without interest. Notwithstanding any provision contained herein to the contrary, no accrued dividends will be paid on the shares of Participating Stock upon redemption.

IN WITNESS WHEREOF, this Certificate of Designation has been executed on behalf of the Corporation by its President and attested by its Secretary this 29th, day of January, 1988.

/s/ Marshall Tulin
Marshall Tulin

Attest:

/s/ Andrew C. Corsini

Andrew C. Corsini, Secretary

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

-of-

SWANK INC.

(Pursuant to Section 242)

It is hereby certified that:

1.         The name of the corporation (hereinafter called the “Corporation”) is SWANK, INC.

2.         The First Paragraph of Article FOURTH of the restated certificate of incorporation of the Corporation is hereby amended to read as follows:

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 67,000,000 shares, consisting of 66,000,000 shares of Common Stock, par value $.10 per share, and 1,000,000 shares of Preferred Stock, par value $1.00 per share. Effective upon this filing of this certificate of amendment to the Corporation’s Restated Certificate of Incorporation (i) each outstanding share of Common Stock, $1.00 par value, of the Corporation shall be reclassified as, and converted into, one share of Common Stock, par value $.10 per share, of the Corporation (the “New Shares”) and one one-hundredth of a share of Series B Participating Preferred Stock, $1.00 par value, of the Corporation; (ii) each outstanding one one-hundredth of a share of Series A Participating Preferred Stock, par value $1.00 per share, of the Corporation shall be reclassified as, and converted into one New Share plus an additional number of New Shares equal to the quotient of $17 divided by the median of the daily closing sales price of the New Shares or if no New Shares are traded on a trading day the last bid price for the New Shares as reported on the New York Stock Exchange Composite Tape or if the New Shares are not listed on the New York Stock Exchange Composite Tape on a trading day, the mean between the highest bid and lowest asked price of the New Shares as quoted by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) for such trading day or if the New Shares are not quoted on the NASDAQ, the mean between the highest bid and the lowest asked price for such trading day as supplied by Reporting Broker Dealers for the 20 trading days following the date on which the Effective Time occurs. Upon consummation of the reclassification of the capital stock of the Corporation set forth in this paragraph, the holders of shares of capital stock of the Corporation shall have all of the rights accorded to them by law and by the Plan of Recapitalization, as amended, dated as of September 28, 1987, of the Corporation.

3.         The amendment of the certificate of incorporation herein certified have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on February 29, 1988.

/s/ John Tulin
John Tulin, Executive Vice President

Attest:

/s/ Andrew C. Corsini

Andrew C. Corsini, Secretary

CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

-of-

SWANK, INC.

It is hereby certified that:

1.         The name of the corporation (hereinafter called the “Corporation”) is Swank, Inc.

2.         The restated certificate of incorporation of the Corporation, as amended to date, is hereby amended, in order to reduce the number of authorized shares of capital stock of the Corporation from 67,000,000 shares to 44,000,000 shares and to reduce the number of authorized shares of Common Stock of the Corporation from 66,000,000 shares to 43,000,000 shares, by striking out the first paragraph of ARTICLE FOURTH thereof and by substituting in lieu of the first paragraph of said ARTICLE the following new paragraph:

“FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 44,000,000 shares, consisting of 43,000,000 shares of Common Stock $.10 par value per share, and 1,000,000 shares of Preferred Stock, $1.00 par value per share”

3.         The amendment of the restated certificate of incorporation of the Corporation, as amended to date, herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on April 21, 1995.

/s/ John A. Tulin
John A. Tulin, Executive Vice President

CERTIFICATE OF DESIGNATION,

PREFERENCES AND RIGHTS OF SERIES D JUNIOR

PARTICIPATING PREFERRED STOCK

of

SWANK, INC.

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

The undersigned officers of Swank, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”), of the said Corporation, the said Board of Directors, by unanimous written consent dated October 26, 1999, adopted the following resolution creating a series of 430,000 shares of Preferred Stock designated as Series D Junior Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation, a series of Series D Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as “Series D Junior Participating Preferred Stock” and the number of shares constituting such series shall be 430,000.

Section 2. DIVIDENDS AND DISTRIBUTIONS.

(A)      Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series D Junior Participating Stock, the holders of shares of Series D Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series D Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.01 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.10 per share, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series D Junior Participating Preferred Stock. In the event the Corporation shall at any time after October 26, 1999 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series D Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)      The Corporation shall declare a dividend or distribution on the Series D Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Series D Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)      Dividends shall begin to accrue and be cumulative on outstanding shares of Series D Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series D Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series D Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series D Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series D Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. VOTING RIGHTS. The holders of shares of Series D Junior Participating Preferred Stock shall have the following voting rights:

(A)      Subject to the provision for adjustment hereinafter set forth, each share of Series D Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series D Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)      Except as otherwise provided herein or by law, the holders of shares of Series D Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)      Except as set forth herein or as provided by law, holders of Series D Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. CERTAIN RESTRICTIONS.

(A)      Whenever quarterly dividends or other dividends or distributions payable on the Series D Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series D Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)        declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Junior Participating Preferred Stock;

(ii)       declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Junior Participating Preferred Stock, except dividends paid ratably on the Series D Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)      redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series D Junior Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series D Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series D Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)      The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. REACQUIRED SHARES. Any shares of Series D Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Junior Participating Preferred Stock unless, prior thereto, the holders or shares of Series D Junior Participating Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series D Liquidation Preference”). Following the payment of the full amount of the Series D Liquidation Preference, no additional distributions shall be made to the holders of shares of Series D Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series D Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series D Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series D Junior Participating Preferred Stock and Common Stock, respectively, holders of Series D Junior Participating

Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B)      In the event, however, that there are not sufficient assets available to permit payment in full of the Series D Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series D Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C)      In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series D Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series D Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. NO REDEMPTION. The shares of Series D Junior Participating Preferred Stock shall not be redeemable. However, the Company may purchase Series D Preferred Stock in the open market or pursuant to an offer to a holder or holders of Series D Preferred Stock.

Section 9. RANKING. The Series D Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. The Series D Junior Participating Preferred Stock shall rank senior to the Corporation’s Common Stock.

Section 10. AMENDMENT. The Restated Certificate of Incorporation shall not be further amended in any manner which would alter or change the powers, preferences or special rights of the Series D Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series D Junior Participating Preferred Stock, voting separately as a class.

Section 11. FRACTIONAL SHARES. Series D Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series D Junior Participating Preferred Stock.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury as of the 26th day of October 1999.

SWANK, INC.

/s/ John Tulin
Name: John Tulin
Title: President

Attest:

/s/ Jerold R. Kassner

Secretary

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION

-of-

SWANK. INC.

It is hereby certified that:

1.         The name of the corporation (hereinafter called the “Corporation”) is Swank, Inc.

2.         The restated certificate of incorporation of the Corporation, as amended to date, is hereby further amended by adding the following paragraph immediately after the present first paragraph of ARTICLE FOURTH thereof:

“Effective upon the filing of this Certificate of Amendment of the Restated Certificate of Incorporation of the Corporation, each three (3) shares of Common Stock, $.10 par value per share, of the Corporation then issued and outstanding or held in the treasury of the Corporation automatically shall be combined into one (1) share of Common Stock of the Corporation. There shall be no fractional shares issued. Each holder of shares of Common Stock who otherwise would be entitled to receive a fractional share shall be entitled to receive a cash payment in lieu thereof at a price equal to the fraction to which such holder would otherwise be entitled to receive multiplied by the closing price of Common Stock as reported in The Wall Street Journal on the last trading day prior to the filing of this Certificate of Amendment of the Restated Certificate of Incorporation of the Corporation, or, if such price is not available, the average of the last bid and asked prices of the Common Stock on such day, or such other price as may be determined by the Board of Directors of the Corporation.”

3.         The amendment of the Restated Certificate of Incorporation of the Corporation, as amended to date, as herein certified, has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on August 4, 2000

/s/ John Tulin
John Tulin, President

CERTIFICATE ELIMINATING

REFERENCE TO SERIES

OF SHARES OF STOCK FROM THE

RESTATED CERTIFICATE OF INCORPORATION

OF

SWANK, INC.

Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, it is hereby certified that:

1.         The name of the corporation (hereinafter referred to as the “Corporation”) is Swank, Inc.

2.         The designation of the series of shares of stock of the Corporation to which this certificate relates is SERIES C JUNIOR PARTICIPATING PREFERRED STOCK and SERIES D JUNIOR PARTICIPATING PREFERRED STOCK.

3.         The voting powers, designations, preferences, and the relative, participating, optional, or other rights, and the qualifications, limitations, and restrictions of these series of shares of stock were provided for in resolutions adopted by the Board of Directors of the Corporation pursuant to authority expressly vested in it by the provisions of the Restated Certificate of Incorporation, as amended, of the Corporation. Certificates setting forth the said resolutions have been heretofore filed with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware.

4.	The Board of Directors of the Corporation has adopted the following resolutions:

RESOLVED, that none of the authorized shares of stock of the Corporation’s SERIES C JUNIOR PARTICIPATING PREFERRED STOCK and SERIES D JUNIOR PARTICIPATING PREFERRED STOCK are outstanding; and it is further

RESOLVED, that none of the shares of said series of stock of the Corporation will be issued; and it is further

RESOLVED, that all shares of the Corporation’s preferred stock, $1.00 par value per share, heretofore designated as shares of the Corporation’s SERIES C JUNIOR PARTICIPATING PREFERRED STOCK and SERIES D JUNIOR PARTICIPATING PREFERRED STOCK be, and they hereby are, returned to the status of authorized and unissued shares of the Corporation’s preferred  stock, $1.00 par value per share, without designation; and it is further

RESOLVED, that the officers of the Corporation, and each of them, are hereby authorized and directed to file a certificate setting forth these resolutions with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware for the purpose of eliminating from the Restated Certificate of Incorporation, as amended, of the Corporation all reference to the said series of shares of stock.

Signed on November 11, 2009

/s/ John Tulin
Name:	John Tulin
Title:	Chairman and Chief Executive Officer

CERTIFICATE OF DESIGNATION,

PREFERENCES AND RIGHTS OF SERIES E JUNIOR

PARTICIPATING PREFERRED STOCK

of

SWANK, INC.

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

The undersigned officers of Swank, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”), of the said Corporation, the said Board of Directors, on November 10, 2009, adopted the following resolution creating a series of 300,000 shares of Preferred Stock designated as Series E Junior Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Series E Junior Participating Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as “Series E Junior Participating Preferred Stock” and the number of shares constituting such series shall be 300,000.

Section 2. DIVIDENDS AND DISTRIBUTIONS.

(A)      Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series E Junior Participating Stock, the holders of shares of Series E Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series E Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.01 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.10 per share, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series E Junior Participating Preferred Stock. In the event the Corporation shall at any time after November 23, 2009 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series E Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)      The Corporation shall declare a dividend or distribution on the Series E Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Series E Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)      Dividends shall begin to accrue and be cumulative on outstanding shares of Series E Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series E Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series E Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series E Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series E Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. VOTING RIGHTS. The holders of shares of Series E Junior Participating Preferred Stock shall have the following voting rights:

(A)      Subject to the provision for adjustment hereinafter set forth, each share of Series E Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series E Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)      Except as otherwise provided herein or by law, the holders of shares of Series E Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)      Except as set forth herein or as provided by law, holders of Series E Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. CERTAIN RESTRICTIONS.

(A)      Whenever quarterly dividends or other dividends or distributions payable on the Series E Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series E Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)        declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Junior Participating Preferred Stock;

(ii)       declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Junior Participating Preferred Stock, except dividends paid ratably on the Series E Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)      redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series E Junior Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series E Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series E Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)      The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. REACQUIRED SHARES. Any shares of Series E Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP.

(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Junior Participating Preferred Stock unless, prior thereto, the holders or shares of Series E Junior Participating Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series E Liquidation Preference”). Following the payment of the full amount of the Series E Liquidation Preference, no additional distributions shall be made to the holders of shares of Series E Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series E Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series E Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series E Junior Participating Preferred Stock and Common Stock, respectively, holders of Series E Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B)      In the event, however, that there are not sufficient assets available to permit payment in full of the Series E Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series E Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C)      In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series E Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series E Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. NO REDEMPTION. The shares of Series E Junior Participating Preferred Stock shall not be redeemable. However, the Corporation may purchase Series E Junior Participating Preferred Stock in the open market or pursuant to an offer to a holder or holders of Series E Junior Participating Preferred Stock.

Section 9. RANKING. The Series E Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. The Series E Junior Participating Preferred Stock shall rank senior to the Corporation’s Common Stock.

Section 10. AMENDMENT. The Restated Certificate of Incorporation shall not be further amended in any manner which would alter or change the powers, preferences or special rights of the Series E Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series E Junior Participating Preferred Stock, voting separately as a class.

Section 11. FRACTIONAL SHARES. Series E Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series E Junior Participating Preferred Stock.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury as of the 11th day of November 2009.

SWANK, INC.

By: /s/ John Tulin
Name:	John Tulin
Title:	Chairman and Chief Executive Officer

Attest:

/s/ Jerold R. Kassner

Jerold R. Kassner, Secretary